SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 18, 2002

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
              Exact name of registrant as specified in its charter


Florida                        000-31779                        65-0928369
-------                        ---------                       ----------
(State or other               (Commission                    (IRS Employer
jurisdiction of               File Number)                 Identification No.)
 Formation)




 145 Huguenot Street, New Rochelle, NY              10801
(Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code (914)-654-8700
                                                           --------------


          (Former name or former address, if changes since last report)



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Item 4.  Changes In Registrant's Certifying Accountant

         On April 18, 2002, the board of directors dismissed Salibello & Broder LLP as the Registrant's independent public accountants and selected Schneider & Associates LLP to serve as the Registrant's independent public accountant for the fiscal year ending June 30, 2002. At no time since its engagement has Schneider & Associates LLP had any direct or indirect financial interest in or any connection with the Registrant or any of its subsidiaries other than as independent accountant.

         The Registrant's financial statements for the fiscal year ended June 30, 2001 were audited by Salibello & Broder LLP, whose report on such financial statements did not include any adverse opinion, or disclaimer of opinion, nor was the report qualified or modified as to audit scope or accounting principles. The report however was modified as to the Registrant's ability to continue as a going concern. There were no disagreements with Salibello & Broder LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures in connection with the audit for the fiscal year ended June 30, 2001 and financial statements filed on Form 10QSB for subsequent interim periods preceding their dismissal on April 18, 2002

Item 7.  Financial Statements and Exhibits

16.1 Letter dated October 29, 2002, from the Salibello & Broder LLP to the Registrant.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                           SECURITY INTELLIGENCE TECHNOLOGIES, INC.



                           By: /s/ BEN JAMIL

                           Name:  Ben Jamil

                           Title: President and Chief Executive Officer

Dated:  October 29, 2002

Exhibit 16.1


October 29, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read item 4 of Form 8-K, dated April 18, 2002 by Security Intelligence Technologies, Inc. and are in agreement with the statements made therein.

Very truly yours,


/s/ Salibello & Broder LLP

     Salibello & Broder LLP